UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 6, 2007, Ralph Schmitt, Chief Executive Officer and President of Exar Corporation (“Exar”), resigned as Chief Executive Officer and President of the Company and as a member of its Board of Directors, effective immediately. In connection with his resignation, Exar intends to enter into a separation agreement with Mr. Schmitt and provide Mr. Schmitt with the severance benefits set forth in his employment agreement with Exar.

On December 6, 2007, Mr. John S. McFarlane, member of the Board of Directors of Exar, was appointed as interim Chief Executive Officer and President of Exar while Exar conducts an executive search for a new Chief Executive Officer. In connection with his appointment as interim Chief Executive Officer and President, Mr. McFarlane will no longer serve on the Audit Committee or Corporate Governance and Nominating Committee, but will continue to serve o the Strategic Committee.

During his service as interim Chief Executive Officer and President, Mr. McFarlane will be paid a salary of $35,000 per month, and will cease to receive the cash compensation paid to non-employee Directors. Mr. McFarlane will continue to vest in his prior equity grants. Exar intends to consider additional equity grants to Mr. McFarlane at the end of his service as interim Chief Executive Officer and President.

John S. McFarlane, age 59, joined Exar as a Director in January 2004. He is currently self-employed as a private investor and has served as a Director of Pitney Bowes, a supplier of global mailing solutions and document management systems, since October 2000. From February 2004 to February 2005, Mr. McFarlane was the Chairman and Chief Executive Officer of Ascendent Systems, a private communications software company. From 2003 to 2005, Mr. McFarlane served as a member of the Board for Creo Inc., supplier of digital pre-press equipment and workflow software for the graphic design and printing industry, that was acquired by Kodak in June of 2005. Mr. McFarlane also held senior executive positions at Sun Microsystems, Inc. and Nortel Networks. Mr. McFarlane holds a B.Sc. and an MBA from the University of Toronto.

Exar issued a press release on December 7, 2007 announcing the resignation of Mr. Schmitt and the appointment of Mr. McFarlane described above. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 11, 2007, Exar determined to change Exar’s fiscal year end from March 31 to the Sunday closest to March 31. As part of this change, each fiscal quarter will also end on the Sunday closest to the end of the corresponding calendar quarter. The change in fiscal year will not require a transition period report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2007

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
Name: J. Scott Kamsler Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release